Exhibit 8.2

               Agreement Concerning the Exchange of Stock between
      Tantallon Capital, Inc. and Workfire Technologies International Inc.
                              Dated August 26, 1998

                                    AGREEMENT

                        CONCERNING THE EXCHANGE OF STOCK

                                     BETWEEN

                             TANTALLON CAPITAL, INC.

                                       AND

                    WORKFIRE TECHNOLOGIES INTERNATIONAL, INC.


         THIS AGREEMENT, made this 26th day of August, 1998, by and between Tantallon Capital, Inc., a Colorado corporation ("TANTALLON"), and Workfire Technologies International, Inc., a Nevada corporation ("WORKFIRE").

         WHEREAS, TANTALLON wishes to acquire all of the issued and outstanding shares of stock of WORKFIRE in exchange for an aggregate of 10,800,000 authorized but unissued shares of the common stock, no par value, of TANTALLON; and

         WHEREAS, WORKFIRE and TANTALLON wish to enter into a business combination which will result in the shareholders of WORKFIRE owning together 90% of the then issued and outstanding shares of TANTALLON's common stock and TANTALLON owning 100% of the issued and outstanding shares of WORKFIRE's capital stock;

         NOW, THEREFORE, in consideration of the mutual promises, covenants, and representations contained herein, THE PARTIES HERETO AGREE AS FOLLOWS:

                                    ARTICLE I

1.1 ISSUANCE OF SHARES AND OPTIONS. Subject to all of the terms and conditions of this Agreement, TANTALLON agrees to offer 10,800,000 shares of its common stock in exchange for all of the shares of WORKFIRE capital stock issued and outstanding. The TANTALLON common stock will be issued directly to the shareholders of WORKFIRE which accept the Exchange Offer. Concurrent with the share exchange, all of the WORKFIRE options currently outstanding will be exchanged for options issued by TANTALLON on the same terms and conditions.

1.2 EXEMPTION FROM REGISTRATION. The parties hereto intend that the common stock to be issued by TANTALLON to the shareholders of WORKFIRE shall be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), pursuant to Section 4(2) and/or 3(b) of the Act and the rules and regulations promulgated thereunder.

1.3 INVESTMENT INTENT. Prior to the consummation of the Exchange Offer, the shareholders of WORKFIRE shall execute letters of acceptance and such other documents containing, among other things, representations and warranties relating to investment intent and investor status, restrictions on transferability and restrictive legends such that the counsel for both TANTALLON and WORKFIRE shall be satisfied that the exchange of shares as contemplated by this Agreement will be exempt from the registration requirements of the Act.

                                   ARTICLE II

                   REPRESENTATIONS AND WARRANTIES OF WORKFIRE

         WORKFIRE hereby represents and warrants to TANTALLON that:

2.1 ORGANIZATION. WORKFIRE is a corporation duly organized, validly existing and in good standing under the laws of Nevada, and has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the jurisdictions where its business requires qualification.

2.2 CAPITAL. The authorized capital stock of WORKFIRE consists of 100,000,000 shares of common stock, no par value of which 9,632,000 shares are currently issued and outstanding. All of the issued and outstanding shares of WORKFIRE are duly and validly issued, fully paid, and non-assessable. With the exception of the existing WORKFIRE option currently outstanding, there are no other outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating WORKFIRE to issue or to transfer from treasury any additional shares of its capital stock of any class.

2.3 SUBSIDIARIES. As of the date hereof, WORKFIRE does not have any subsidiaries, other than Workfire Development Corp., or own any interest in any other enterprise (whether or not such enterprise is a corporation) except as disclosed herein.

2.4 DIRECTORS AND OFFICERS. Exhibit 2.4 to this Agreement, the text of which is hereby incorporated herein by reference, contains the names and titles of all directors and officers of WORKFIRE as of the date of this Agreement.

2.5 FINANCIAL STATEMENT. Exhibit 2.5 to this Agreement, the text of which is hereby incorporated herein by reference, consists of the unaudited balance sheet of WORKFIRE as of August 26, 1998. The balance sheet has been prepared in accordance with generally accepted accounting principles and practices and fairly presents the financial position of WORKFIRE as of the date of the balance sheet.

2.6 ABSENCE OF CHANGES. Since the date of the balance sheet included in Exhibit 2.5, there has not been any change in the financial condition or operations of WORKFIRE, except for changes in the ordinary course of business, which changes have not in the aggregate been materially adverse.

2.7 ABSENCE OF UNDISCLOSED LIABILITIES. As of the date of the balance sheet included in Exhibit 2.5, WORKFIRE did not have any material debt, liability, or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected in such balance sheet.

2.8 INVESTIGATION OF FINANCIAL CONDITION. Without in any manner reducing or otherwise mitigating the representations contained herein, TANTALLON and/or its attorneys shall have the opportunity to meet with accountants and attorneys to discuss the financial condition of WORKFIRE . WORKFIRE shall make available to TANTALLON and or its attorneys all books and records of WORKFIRE once reasonable notice of such request has been given.

2.9  COMPLIANCE  WITH LAWS.  WORKFIRE has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations (including, without limitation) any applicable building, zoning or other law, ordinance regulation) affecting its properties or the operation of its business.

2.10 LITIGATION. WORKFIRE is not a party to any legal action, arbitration, administrative or other proceeding, or governmental investigation pending or, to the best knowledge of WORKFIRE, threatened against or affecting WORKFIRE or its business, assets or financial condition. WORKFIRE is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality. WORKFIRE is not engaged in any legal action to recover monies due to it.

2.11 AUTHORITY. The Board of Directors of WORKFIRE has authorized the execution of this Agreement and the consummation of transactions contemplated herein, and WORKFIRE has full power and authority to execute, deliver and perform this Agreement and this Agreement is a legal, valid and binding obligation of WORKFIRE, and is enforceable in accordance with its terms and conditions.

2.12 ABILITY TO CARRY OUT OBLIGATIONS. The execution and delivery of this Agreement by WORKFIRE and the performance by WORKFIRE of its obligations hereunder in the time and manner contemplated will not cause, constitute or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instruments, articles of incorporation, bylaws, or other agreement or instrument to which WORKFIRE is a party or by which it may be bound, nor waive any consents or authorizations of any party other than those to be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of WORKFIRE, or
(c) any event that would result in the creation or imposition of any lien, charge, or encumbrance on any asset of WORKFIRE.

2.13 FULL DISCLOSURE. None of the representations and warranties made by WORKFIRE herein, or in any exhibit, certificate furnished or to be furnished by WORKFIRE, or on its behalf, contains or will contain any untrue statement of material fact, or omit any material fact the omission of which would be misleading.

2.14 ASSETS. WORKFIRE has good and marketable title to all of its property free and clear of any and all liens, claims and encumbrances of any nature, form or description.

2.15 INDEMNIFICATION. WORKFIRE agrees to defend and hold TANTALLON harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties, and reasonable attorney fees, that it shall incur or suffer, which arise out of, result from or relate to any breach of, or failure by WORKFIRE to perform any of its respective representations, warranties, covenants and agreements in this Agreement or in any exhibit or other instrument furnished or to be furnished by WORKFIRE under this Agreement.


                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF TANTALLON

         TANTALLON hereby represents and warrants to WORKFIRE that:

3.1 ORGANIZATION. TANTALLON is a corporation duly organized, validly existing, and in good standing under the laws of the state of Colorado, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the jurisdictions where its business requires qualification.

3.2 CAPITAL. The authorized capital stock of TANTALLON consists of 700,000,000 shares of common stock of which 1,200,000 shares of common stock are currently issued and outstanding, and 10,000,000 shares of preferred stock of which no shares are issued or outstanding. All of the issued and outstanding shares are duly and validly issued, fully paid and non assessable. There are no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating TANTALLON to issue or to transfer from treasury any additional shares of its capital stock of any class.

3.3 SUBSIDIARIES. TANTALLON does not have any subsidiaries or own any interest in any other enterprise (whether or not such enterprise is a corporation).

3.4 DIRECTORS AND OFFICERS. Exhibit 3.4, annexed hereto and hereby incorporated herein by reference, contains the names and titles of all directors and officers of TANTALLON as of the date of this Agreement.

3.5 FINANCIAL STATEMENT. Exhibit 3.5, annexed hereto and hereby incorporated herein by reference, consists of the unaudited balance sheet of TANTALLON as of August 26, 1998. The balance sheet has been prepared in accordance with generally accepted accounting principles and practices and fairly presents the financial position of TANTALLON as of the date of the balance sheet.

3.6 ABSENCE OF CHANGES. Since the date of the balance sheet included in Exhibit 3.5, there has not been any change in the financial condition or operations of TANTALLON, except for changes in the ordinary course of business, which changes have not in the aggregate been materially adverse.

3.7 ABSENCE OF UNDISCLOSED LIABILITIES. As of the date of the balance sheet included in Exhibit 3.5, TANTALLON did not have any material debt, liability, or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected in such balance sheet.

3.8 INVESTIGATION OF FINANCIAL CONDITION. Without in any manner reducing or otherwise mitigating the representations contained herein, WORKFIRE shall have the opportunity to meet with TANTALLON's accountants and attorneys to discuss the financial condition of TANTALLON. TANTALLON shall make available to WORKFIRE all books and records of TANTALLON once reasonable notice of such request has been given.

3.9 COMPLIANCE WITH LAWS. TANTALLON has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations (including, without limitation, any applicable building, zoning, or other law, ordinance, or regulation) affecting its properties or the operation of its business.

3.10 LITIGATION. TANTALLON is not a party to any legal action, arbitration, administrative, or other proceeding, or governmental investigation pending or, to the best knowledge of TANTALLON, threatened against or affecting TANTALLON or its business, assets, or financial condition. TANTALLON is not in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department agency, or instrumentality. TANTALLON is not engaged in any legal action to recover monies due to it.

3.11 AUTHORITY. The Board of Directors of TANTALLON has authorized the execution of this Agreement and the transactions contemplated herein, and TANTALLON has full power and authority to execute, deliver and perform this Agreement and this Agreement is the legal, valid and binding obligation of TANTALLON, and is enforceable in accordance with its terms and conditions.

3.12 ABILITY TO CARRY OUT OBLIGATIONS. The execution and delivery of this Agreement by TANTALLON and the performance by TANTALLON of its obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, charge, instrument, certificate of incorporation, bylaw, or other agreement or instrument to which

TANTALLON is a party, or by which it may be bound, nor waive any consents or authorizations of any party other than those to be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of TANTALLON, or
(c) an event that would result in the creation or imposition of any lien, charge, or encumbrance on any asset of TANTALLON.

3.13 FULL DISCLOSURE. None of the representations and warranties made by TANTALLON herein, or in any exhibit, certificate or memorandum furnished or to be furnished by TANTALLON, or on its behalf, contains or will contain any untrue statement of material fact, or omit any material fact the omission of which would be misleading.

3.14 ASSETS. TANTALLON has good and marketable title to all of its property free and clear of any and all liens, claims and encumbrances.

3.15 INDEMNIFICATION. TANTALLON agrees to indemnify, defend and hold WORKFIRE harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties, and reasonable attorney fees, that they shall incur and suffer, which arise out of, result from or relate to any breach of, or failure by TANTALLON to perform any of its representations, warranties' covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by TANTALLON under this Agreement.


                                   ARTICLE IV

                                    COVENANTS

4.1 INVESTIGATIVE RIGHTS. From the date of this Agreement until the Closing Date, each party shall provide to the other party, and such other party's counsels, accountants, auditors, and other authorized representatives, access during normal business hours and upon reasonable advance written notice to all of each party's properties, books, contracts, commitments, and records for the purpose of examining the same. Each party shall provide the other party with all information concerning each party's affairs as the other party may reasonably request.

4.2 CONDUCT OF BUSINESS. Prior to the Closing, TANTALLON and WORKFIRE shall each conduct its business in the normal course, and shall not sell, pledge, or assign any assets, without the prior approval of the other party, except in the regular course of business. Neither TANTALLON or WORKFIRE shall amend its Articles of Incorporation (except as described herein) or Bylaws, declare dividends, redeem or sell stock or other securities, incur additonal liabilities, acquire or dispose of fixed assets, change employment terms, enter into any material or long-term contract, guarantee obligations of any third party, settle or discharge any balance sheet receivable for less than its stated amount, pay more on any liability than its stated amount, or enter into any other transaction other than in the regular course of business.

4.3 REQUIRED CORPORATE ACTION BY TANTALLON AND WORKFIRE. TANTALLON and WORKFIRE shall cause a meeting of their directors to be duly called and held as soon as practicable for the purpose of voting on the approval, subject to due diligence, of this Agreement.

4.4 OFFICERS. Effective on the Closing Date, the officers of TANTALLON will consist of the following:


                  Tom Taylor- President, Director

                  Victor Redekop - Secretary, Director


                                    ARTICLE V

                 CONDITIONS PRECEDENT TO TANTALLON'S PERFORMANCE

5.1 CONDITIONS. TANTALLON's obligations hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this
Article V. TANTALLON may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by TANTALLON of any other condition of or any of TANTALLON's other rights or remedies, at law or in equity, if WORKFIRE shall be in default of any of its representations, warranties, or covenants under this Agreement.

5.2 ACCURACY OF REPRESENTATIONS. Except as otherwise permitted by this Agreement, all representations and warranties by WORKFIRE in this Agreement or in any written statement that shall be delivered to TANTALLON by WORKFIRE under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

5.3 PERFORMANCE. WORKFIRE shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it, on or before the Closing Date.

5.4 ABSENCE OF LITIGATION. No action, suit, or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against TANTALLON on or before the Closing Date.

5.5 ACCEPTANCE BY TANTALLON DIRECTORS. The Board of Directors of TANTALLON shall have voted to approve this Agreement.

5.6 FINANCIAL CONDITION OF WORKFIRE. On the Closing Date, the assets and liabilities of WORKFIRE shall not be significantly different than the amounts shown on its balance sheet included in Exhibit 2.5 hereto except for changes in the ordinary course of business.


                                   ARTICLE VI

                 CONDITIONS PRECEDENT TO WORKFIRE'S PERFORMANCE

6.1 CONDITIONS. WORKFIRE's obligations hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this
Article VI. WORKFIRE may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by WORKFIRE of any other condition of or any of WORKFIRE's rights or remedies, at law or in equity, if TANTALLON shall be in default of any of its representations, warranties, or covenants under this Agreement.

6.2 ACCURACY OF REPRESENTATIONS. Except as otherwise permitted by this Agreement, all representations and warranties by TANTALLON in this Agreement or in any written statement that shall be delivered to WORKFIRE by TANTALLON under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

6.3 PERFORMANCE. TANTALLON shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it, on or before the Closing Date.

6.4 ABSENCE OF LITIGATION. No action, suit or proceeding before any court or any governmental body or authority pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against WORKFIRE on or before the Closing date.

6.5 APPROVAL BY WORKFIRE SHAREHOLDERS. The approvals of the directors and shareholders of WORKFIRE of the matters set forth in this Agreement shall have been obtained.

6.7 FINANCIAL CONDITION OF TANTALLON. On the Closing Date, the assets and liabilities of TANTALLON shall not be significantly different than the amounts shown on its balance sheet included in Exhibit 3.5 hereto except for changes in the ordinary course of business.

                                   ARTICLE VII

                                     CLOSING

7.1 CLOSING. The Closing of this transaction shall be held at the offices of Dill Dill Carr Stonbraker & Hutchings, P.C. or such other place as shall be mutually agreed upon, on such date as shall be mutually agreed upon by the parties. At the Closing, the following documents, in form reasonably acceptable to counsel to the parties or as set forth hereby shall be delivered:

By TANTALLON:

A. An officer's certificate, dated the Closing Date, that all representations, warranties, covenants, and conditions set forth in this Agreement on behalf of TANTALLON are true and correct as of, or have been fully performed and complied with by the Closing date.

B. A signed Consent and/or Minutes of the Directors of TANTALLON approving this Agreement and each matter to be approved by the Directors of TANTALLON under this Agreement.

By WORKFIRE:

A. An officer's certificate, dated the Closing Date, that all representations, warranties, covenants, and conditions set forth in this Agreement on behalf of WORKFIRE are true and correct as of, or have been fully performed and complied with by the Closing Date.

B. A signed Consent or Minutes of the Directors of WORKFIRE approving this Agreement and each matter to be approved by the Directors of WORKFIRE under this Agreement.

C. Signed letters of acceptance from the shareholders of WORKFIRE accepting the offer to exchange their shares for shares of TANTALLON and acknowledging that the TANTALLON shares have not been registered under the applicable securities laws.

7.2 ISSUANCE OF TANTALLON STOCK. As promptly as practicable after the Closing Date, each holder of an outstanding certificate or certificates representing shares of WORKFIRE common stock shall surrender the same to TANTALLON, and shall receive, in exchange, a certificate or certificates representing the number of shares of TANTALLON common stock for which the shares of WORKFIRE common stock represented by the certificate or certificates shall have been exchanged.

                                  ARTICLE VIII

                                    REMEDIES

8.1 DISPUTES. Any dispute that might arise over the enforcement, interpretation or execution of this Agreement and which is not amicably settled will be submitted to arbitration in Denver, Colorado, before a panel of arbitrators selected as follows:

Within ten (10) days of demand by either party for arbitration, each party will select one (1) arbitrator and those two arbitrators will select a third arbitrator and those three (3) persons shall constitute the panel of arbitrators. The arbitrators will conduct the hearings on continuous business days, and their decisions may be by majority vote. All costs of the arbitrators will be shared equally, but the arbitrators are authorized to award costs and counsel fees to the prevailing party, if necessary. All documents to be brought into evidence will be produced within 10 days of notice of request for arbitration.

8.2 COSTS. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorney's fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

8.3 TERMINATION. In addition to any other remedies, any of the parties hereto may on the Closing Date terminate this Agreement, without liability:

(i) If the respective Boards of Directors of TANTALLON and WORKFIRE shall consent to the termination of this Agreement; or

(ii) If any bona fide action or proceeding shall be pending against any of the parties hereto on the Closing Date that could result in an unfavorable judgment, decree, or order that would prevent or make unlawful the carrying out of this Agreement or if any agency of the federal or of any state government shall have objected at or before the Closing Date to this acquisition or to any other action required by or in connection with the Agreement.


                                   ARTICLE IX

                                  MISCELLANEOUS

9.1 CAPTIONS AND HEADINGS. The Article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

9.2 NON-WAIVER. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the fixture of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provisions hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

9.3 TIME OF ESSENCE. Time is of the essence of this Agreement and of each and every provision hereof.

9.4 CHOICE OF LAW. This Agreement and its application shall be governed by the laws of the State of Colorado.

9.5 COUNTERPARTS. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.6 NOTICES. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of delivery if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

For TANTALLON:

Kevin O'Neill
Tantallon Capital, Inc.
3100 S. Monroe St
Denver, CO. 80210

For WORKFIRE:

Tom Taylor
Workfire Technologies International Inc.
5300 W. Sahara Ste. 101
Las Vegas, NV  89146

9.7 BINDING EFFECT. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

9.8 EFFECT OF CLOSING. All representations, warranties, covenants, and agreements of the parties contained in this Agreement, or in any instrument, certificate, opinion, or other writing provided for in it, shall survive the Closing of this Agreement.

9.9 MUTUAL COOPERATION. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further actions as may be necessary or convenient to effect the transaction described herein.

9.10 ANNOUNCEMENTS. TANTALLON and WORKFIRE will consult and cooperate with each other as to the timing and content of any announcements of the transactions contemplated hereby to the general public or to employees, customers or suppliers.

9.11  EXPENSES.   WORKFIRE  will  pay  all  legal,   accounting  and  any  other
out-of-pocket expenses reasonably incurred in connection with this transaction, whether or not the transaction contemplated hereby is consummated.

9.12 EXHIBITS. As of the execution hereof, the parties hereto have provided each other with the Exhibits provided for herein above, including any items referenced therein or required to be attached thereto. Any material changes to the Exhibits shall be immediately disclosed to the other party.

9.13     This Agreement is to be deemed effective on August 26, 1998.

AGREED TO AND ACCEPTED as of the date first above written:




/S/ TOM TAYLOR                                       /S/ KEVIN O'NEILL
Tom Taylor                                           Kevin O'Neill
WORKFIRE TECHNOLOGIES                                TANTALLON CAPITAL, INC.
INTERNATIONAL INC.
President                                            President